99.26

                                   ADDENDUM TO
                             DEFERRED FEE AGREEMENT


        This is an addendum to the DEFERRED FEE AGREEMENT previously entered into on October 9, 1996 by and between LOUIS J. BARBICH and SAN JOAQUIN BANK.

The parties to this ADDENDUM hereby agree to the following:

A. That the creation of the bank holding company to be named San Joaquin Bancorp., a California corporation, and the subsequent acquisition of San Joaquin Bank, a California corporation, by San Joaquin Bancorp., does not constitute a "Change in Control" under Paragraph 1.1.1 of the DEFERRED FEE AGREEMENT.

B. That the transaction described in Paragraph A above does not entitle LOUIS J. BARBICH to the Change in Control Benefit described in Paragraph
        4.3 of the DEFERRED FEE AGREEMENT.

C. In all other respects, the parties reaffirm the DEFERRED FEE AGREEMENT dated October 9, 1996.

        IN WITNESS WHEREOF, each of the parties has executed this ADDENDUM, in the case of San Joaquin Bank by its duly authorized officer, this 30th day of April, 2003.

DIRECTOR:                            SAN JOAQUIN BANK

/s/ Louis J. Barbich                 By:  /s/ Bruce Maclin
------------------------                  -----------------------------------
Louis J. Barbich                          Bruce Maclin, Chairman of the Board